Exhibit 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     The undersigned hereby certifies, in his capacity as Chief Executive Officer of American Bank Note Holographics, Inc. (the “Company”), that the Annual Report of the Company on Form 10-K for the period ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Report and the results of operations of the Company for the period covered by the Report.

By: /s/ Kenneth H. Traub

Kenneth H. Traub President and Chief Executive Officer

Date: March 31, 2003